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                              RESEARCH AGREEMENT

         This Research Agreement (the "Agreement") is dated effective as of the 17th day of August, 1998 by and between IgX Oxford Hepatitis Corp., a Delaware corporation ("IgX Oxford"), and IgX Corp., a Delaware corporation ("IgX"), with respect to the following facts:

         WHEREAS, IgX Oxford has entered into Research Agreements with Oxford University ("Oxford") and Thomas Jefferson University ("TJU") for the performance of certain research work (the "Sponsored Research") as set forth on the Research Plan attached hereto as Exhibit "A" and incorporated herein by this reference (the "Research Plan"), relating to the development of a compound for the treatment of Hepatitis B and certain preclinical studies and regulatory activities in connection therewith.

         WHEREAS, the Sponsored Research will be managed and administered by IgX Oxford and will be performed, in part, by IgX Oxford, and, in part, by Oxford, TJU and such other third-parties as may be designated in the discretion of IgX Oxford (collectively, the "Research Providers") in accordance with the Research Plan.

         WHEREAS, IgX owns approximately sixty percent (60%) of the outstanding capital stock of IgX Oxford, and therefore deems it to be in the mutual best interests of IgX and IgX Oxford for IgX to provide funding for the Sponsored Research on an as-needed basis and in accordance with the budget set forth in the Research Plan (the "Budget").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

                                   Article 1
                               Research Activity

         1.1 Sponsored Research. The Research Plan sets forth the basic tasks and objectives of the Sponsored Research and the amount and timing of the funding to be provided to IgX Oxford by IgX. IgX Oxford agrees to conduct, and to direct the Research Providers to conduct, the Sponsored Research in accordance with the Research Plan.

         1.2 Independent Contractor. Each of IgX Oxford and the Research Providers, for the purposes of this Agreement, and for all services to be provided by such parties hereunder, shall be deemed to be independent contractors of IgX and neither an agent nor an employee of IgX. Neither IgX Oxford nor any Research Provider shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding upon IgX except as authorized in a prior writing by IgX.

         1.3 Funding. The parties acknowledge and agree that the Budget sets forth the anticipated and projected funding for the conduct and completion of the Sponsored Research


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pursuant to this Agreement, which amount shall in no event exceed $2,045,693 in the aggregate. The funding for all of the Sponsored Research, whether performed by IgX Oxford of by any of the Research Providers, shall be provided by IgX directly to IgX Oxford (to be disbursed by IgX Oxford as necessary) as the work is completed based on invoices submitted to IgX by IgX Oxford. Timely payment by IgX shall be made upon receipt of such invoices sent to the address for IgX Oxford set forth on the signature page hereto.

         1.4 Personnel Agreements. IgX Oxford represents that the covenants set forth in this Agreement shall apply and are binding on any individuals and/or entities employed to perform the Sponsored Research under this Agreement, including, without limitation, the Research Providers, and additionally represents that it has or will have in place agreements with any such individuals and/or entities sufficient to satisfy the terms and conditions of this Agreement.

         1.5 Compliance with Laws. IgX Oxford agrees to comply, and agrees to direct each of the Research Providers to comply, with all foreign, national and local laws of the jurisdiction wherein they conduct business, including compliance at all times with Good Laboratory Practice guidelines as established by the United States Food and Drug Administration. IgX Oxford further agrees that any funding it receives from IgX under this Agreement shall not be disbursed for any purpose which is unlawful or unethical under such laws.

         1.6 Equipment and Supplies. Any equipment and supplies purchased under this Agreement, whether for the benefit of activities performed under the Research Plan by IgX Oxford or any Research Provider, that are remaining at the end of the Research Plan shall belong solely to IgX Oxford.

                                   Article 2
                                Property Rights

         2.1 The parties hereby agree that any and all Inventions (as defined below) arising out or related to the Sponsored Research shall be the sole and exclusive property of IgX Oxford and IgX shall have no title or claim with respect thereto. IgX Oxford shall bear sole responsibility and expense for the filing and prosecuting of any patent applications concerning any such Inventions. For purposes of this Agreement, "Inventions" shall include, without limitation, any and all devices, processes (including, without limitation, processes of using devices or of manufacturing such devices), compositions or products whether patentable or unpatentable, which are conceived or reduced to practice during the term of the Agreement and for ninety (90) days after it expires, which is/are developed as a result of conducting the Sponsored Research.

                                   Article 3
                       Term and Termination of Agreement

         3.1 This Agreement shall commence on the date hereof and shall remain in effect for an initial period ending December 31, 2000. Extensions of this initial period shall be as mutually

                                     -2-

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agreed to in writing signed by the parties. The term of the Sponsored Research shall be in accordance with the Research Plan.



                                     -3-


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                                   Article 4
                              General Provisions

         4.1 Any notices permitted or required hereunder shall be deemed effective if made in writing and sent via facsimile or the United States mail to the addresses for each of the parties as set forth on the signature page hereto.

         4.2 This Agreement embodies the entire understanding of the parties and supersedes any other agreement of understanding between or among the parties relating to the subject matter hereof. No waiver, amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each party by their respective property officers who are duly authorized to do so.

         4.3 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any parent, subsidiary, affiliate or other related entity, or to any purchaser or transferee of all or substantially all of such party's business upon prior written notice to the other party.

         4.4 The parties hereby agree that this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

         4.5 Waiver by either party of any breach or default of any clause of this Agreement by the other party shall not operate as a waiver of any previous or future default or breach of the same or different clause of this Agreement.

         4.6 This Agreement shall in all respects be interpreted and construed in accordance with laws of the State of Delaware.

         4.7 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of the Agreement.

         4.8 If any of the provisions of this Agreement are held void or unenforceable, the remaining provisions shall nevertheless be effective, the intent being to effectuate this Agreement to the fullest extent possible.

         4.9 This Agreement may be executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned.

                 [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

IgX Oxford                  IGX OXFORD HEPATITIS CORP.,
                            a Delaware corporation

                            By:
                               -----------------------------------
                               Albert J. Henry, Chairman

                               Address:    One Springfield Avenue
                                           Summit, New Jersey 07901
                                           Facsimile: (908) 598-4673

IgX                         IGX CORP.,
                            a Delaware corporation

                            By:
                               -----------------------------------
                               Albert J. Henry, Chairman

                               Address: One Springfield Avenue
                                        Summit, New Jersey 07901
                                        Facsimile: (908) 598-4673

                    [Signature Page to Research Agreement]


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                                  EXHIBIT "A"

                                 RESEARCH PLAN